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EXHIBIT 99.1


FIRST SOUTHERN BANCSHARES, INC ANNOUNCES
SECOND QUARTER RESULTS FOR 2004

FLORENCE, Ala.-(BUSINESS WIRE)-Aug. 16, 2004 - First Southern Bancshares, Inc. (OTCBB:FSTH.- News; the "Company"), the holding company for First Southern Bank (the "Bank"), reported an unaudited basic loss applicable to common shareholders of $216,000, or $(0.17) per diluted common share, for the second quarter ended June 30, 2004, as compared to a basic income applicable to common shareholders of $60,000, or $0.05 per diluted common share, for the second quarter of 2003. For the six months ended June 30, 2004, the Company reported an unaudited basic loss applicable to common shareholders of $399,000, or $(0.32) per diluted common share, as compared to a basic income applicable to common shareholders of $47,000, or $0.04 per diluted common share, for the six months ended June 30, 2003. The basic income (loss) applicable to common shareholders and per diluted common share amounts reflect the impact of cumulative dividends and premium accretion on the Company's preferred stock for the periods.

The $276,000 decrease in the basic income applicable to shareholders for the second quarter of 2004 as compared to the second quarter of 2003 is primarily the result of a $189,000 reduction in the provision for loan losses recorded in the second quarter of 2003 as compared to no provision or reduction of provision during the second quarter of 2004. In addition, a net gain on the sale of investments of $53,000 was realized in the second quarter of 2003 compared to no gain in the second quarter of 2004, as no investments were sold during the 2004 period. Also contributing to the decrease was a $45,000 decrease in loan fees and service charge income. Mortgage loans sold in the secondary market decreased $3.4 million, or 63%, in the second quarter of 2004 as compared to the second quarter of 2003, resulting in a significant decrease in loan fees earned.

For a complete analysis of the Company's results of operations for the second quarter and six months ended June 30, 2004 as compared to the respective periods in 2003, please refer to Form 10-QSB as filed with the Securities and Exchange Commission.

This press release may contain "forward-looking statements" as defined under the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties because of the possibility of changes in underlying factors and assumptions. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: the ability of the bank to comply with the regulatory requirements and agreements applicable to it; sharp and rapid changes in interest rates; significant changes in the economic scenario from the current anticipated scenario which could materially change anticipated credit quality trends and the ability to generate loans; significant delay in or inability to execute strategic initiatives designed to increase capital, reduce non-performing loans and classified assets, grow revenues and control expenses; and significant changes in accounting, tax or regulatory practices or requirements. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

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

                                            UNAUDITED
                               Condensed Statements of Operations
                              (In thousands, except per share data)


                                                 Three Months Ended                         Six Months Ended
                                                      June 30,                                   June 30,
                                             ----------------------------             ------------------------------
                                                2004             2003                    2004              2003
                                                ----             ----                    ----              ----
                                                              (See Note)                                (See Note)
Interest income                                  $ 1,186         $ 1,281                  $ 2,363           $ 2,551
Interest expense                                     477             509                      966             1,065
                                             ------------     -----------             ------------     -------------
Net interest income                                  709             772                    1,397             1,486
Provision (reduction of provision)
   for loan losses                                     -            (189)                       -              (389)
                                             ------------     -----------             ------------     -------------
Net interest income after provision
   (reduction of provision) for
   loan losses                                       709             961                    1,397             1,875
Noninterest income                                   121             263                      286               493
Noninterest expense                                1,034           1,054                    2,058             2,107
                                             ------------     -----------             ------------     -------------
Income (loss) before income taxes                   (204)            170                     (375)              261
Income tax expense                                     -               5                        -                 5
                                             ------------     -----------             ------------     -------------
Net income (loss)                                   (204)            165                     (375)              256
Cumulative dividend arrearage
   and premium accretion on
   preferred stock                                   (13)           (105)                     (25)             (209)
Gain on repurchase of preferred stock                  1               -                        1                 -
                                             ------------     -----------             ------------     -------------
Basic loss applicable to
   common shareholders                           $  (216)        $    60                  $  (399)          $    47
                                             ============     ===========             ============     =============
Diluted loss per common share                    $ (0.17)        $  0.05                  $ (0.32)          $  0.04
                                             ============     ===========             ============     =============



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

                                                    UNAUDITED
                                            Condensed Balance Sheets
                                                 (In Thousands)



                                                          June 30, 2004            December 31, 2003
                                                     -------------------           -----------------
                                                                                         (See Note)
Cash and investments                                   $         20,408              $        23,179
Loans receivable, net                                            70,698                       69,634
Other assets                                                      4,058                        4,167
                                                     -------------------           -----------------
Total assets                                                     95,164                       96,980
                                                     ===================           =================
Deposits                                                         80,573                       81,622
Borrowings                                                       13,070                       13,127
Other liabilities                                                   507                          655
Redeemable preferred stock                                          564                          586
Common stockholders' equity                                         450                          990
                                                     -------------------           -----------------
Total liabilities and
   stockholders' equity                                $         95,164              $        96,980
                                                     ===================           =================


                                                    UNAUDITED
                                            OTHER BALANCE SHEET DATA
                                             (DOLLARS IN THOUSANDS)


                                                          June 30, 2004               December 31, 2003
                                                          -------------               -----------------
                                                                                       (See Note)
Non-performing assets                                     $       4,252                $       4,623
Non-performing assets as a percentage of
   total assets                                                   4.47%                        4.77%
Classified loans                                                  7,083                        7,279
Classified loans as a percentage of net loans                    10.02%                       10.45%
Allowance for loan loses                                          2,781                        2,866
Allowance for loan losses as a percentage of
   net loans                                                      3.93%                        4.12%
Tier 1 leverage capital                                           7,838                        7,975
Tier 1 leverage ratio                                             8.14%                        8.20%
                                                          ==============               ==============


Note - The Condensed Statement of Operations for the three and six months ended June 30, 2003, the Condensed Balance Sheet as of December 31, 2003 and the Other Balance Sheet Data as of December 31, 2003 have been adjusted for the effects of a correction of an accounting error. For specific information on the error correction, please refer to Note 6 to the Unaudited Consolidated Financial Statements filed as part of the Company's Form 10-QSB for the period ended June 30, 2004.


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


                                            UNAUDITED
                              Analysis of Allowance for Loan Losses
                                         (In thousands)


                                                                            Six Months Ended June 30,
                                                                       -------------------------------------
                                                                          2004                     2003
                                                                          ----                     ----

Balance - beginning of period                                           $    2,866                $   4,185

    Provision (reduction of provision) for loan losses                           -                     (389)
    Recoveries                                                                 126                      180

    Charge-offs                                                               (211)                    (283)
                                                                       ------------              -----------

Balance - end of period                                                 $    2,781                $   3,693
                                                                       ============              ===========




CONTACT:

        First Southern Bancshares, Inc., Florence
        Roderick V. Schlosser, 256-718-4206